Exhibit 99.1

NEWS RELEASE

Contacts:
Anika Therapeutics, Inc.	PondelWilkinson Inc.
Charles H. Sherwood, Ph.D., CEO	Rob Whetstone (310) 279-5963
Kevin W. Quinlan, CFO	Wade Huckabee (310) 279-5971
(781) 932-6616

ANIKA THERAPEUTICS ANNOUNCES ADDITION OF

CHIEF FINANCIAL OFFICER

WOBURN, Mass. – July 12, 2005 – Anika Therapeutics, Inc. (NASDAQ:ANIK) today announced it has appointed Kevin W. Quinlan as chief financial officer.

“We are pleased to have strengthened the Anika Therapeutics management team with a seasoned executive such as Mr. Quinlan,” said Charles Sherwood, Ph.D., president and chief executive officer. “He brings a wealth of knowledge to Anika and we are certain he will make an immediate contribution to our organization.”

Quinlan, 55, is a Certified Public Accountant and brings to Anika more than 30 years of experience in the financial and biotechnology industries. He joins the company from Boston Biomedica, Inc., a provider of products and services to the diagnostics, life sciences and pharmaceutical industries. He joined Boston Biomedica as chief financial officer in 1993 and served, most recently, as president of its BBI Diagnostics division. From 1990 to 1993, Quinlan served as chief financial officer for Parctec Inc., a sales and finance consulting subsidiary of Kleinwort Benson Group. Prior to Parctec, Quinlan worked as audit supervisor at the public accounting firm Coopers & Lybrand. Quinlan earned his Master of Science degree in accounting from Northeastern University and his Bachelor of Science degree in resource economics from the University of New Hampshire.

About Anika Therapeutics, Inc.

Headquartered in Woburn, Mass., Anika Therapeutics, Inc. (www.anikatherapeutics.com) develops, manufactures and commercializes therapeutic products and devices intended to promote the repair, protection and healing of bone, cartilage and soft tissue. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body. Anika products include OrthoVisc®, a treatment for osteoarthritis of the knee available internationally and marketed in the U.S. by Ortho Biotech Products, L.P., and Hyvisc®, a treatment for equine osteoarthritis marketed in the U.S. by Boehringer Ingelheim Vetmedica, Inc. Anika manufactures Amvisc™ and Amvisc

Plus™, HA viscoelastic products for ophthalmic surgery. It also produces CoEase™, which is marketed by Advanced Medical Optics, Inc., STAARVISC™-II distributed by STAAR Surgical Company and Shellgel™ for Cytosol Ophthalmics, Inc.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements involve known and unknown risks, uncertainties and other factors.  The words “will,” “seek,” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters, such as statement regarding the expectations of performance of the Company’s chief financial officer, identify forward-looking statements.  All statements, other than statements of historical facts, are forward-looking statements based in the current beliefs and assumptions of management and are subject to significant risks and uncertainties.  The Company’s actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors, including the risk that the Company’s efforts to enter into long-term strategic relationships will not be successful or that the Company does not achieve any additional or significant sales from such relationships and the risk that the Company is unable to expand its product portfolio and revenue base to the extent intended.  Certain other factors that might cause the Company actual results to differ materially from those in the forward-looking statements include those set forth under the headings “Business,” “Risk Factors and Certain Factors Affecting Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, Quarterly Report on Form 10-Q for the quarter ended March 31, 2005,  and Current Reports on Form 8-K, as well as those described in the Company’s other press releases and SEC filings.

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